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                                                                   EXHIBIT 10.53

                              AMENDED AND RESTATED

                          MANAGEMENT SERVICES AGREEMENT

            This AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT (this "AGREEMENT") is dated as of July 29, 2002, and entered into between Roller Bearing Company of America, Inc., a Delaware corporation (the "COMPANY"), and Whitney & Co., a Delaware corporation ("WHITNEY") and an affiliate of Whitney V, L.P., a Delaware limited partnership ("PURCHASER").

            WHEREAS, on December 18, 2000 and January 5, 2001, Whitney Acquisition II, Corp., a Delaware corporation and affiliate of Whitney, acquired shares of Class A Common Stock ("CLASS A COMMON STOCK"), par value $.01 per share, of Roller Bearing Holding Company, Inc., a Delaware corporation and the sole stockholder of the Company ("HOLDINGS" and such transactions, the "PRIOR ACQUISITIONS"), and in connection with the Prior Acquisitions, the Company and Whitney entered into a Management Services Agreement dated as of December 18, 2000 (the "ORIGINAL AGREEMENT"), pursuant to which the Company retained Whitney to provide certain financial consulting and management advisory services to the Company;

            WHEREAS, on the date hereof, Purchaser has acquired 230,000 shares (the "CLASS B PREFERRED SHARES") of the Class B Exchangeable Convertible Participating Preferred Stock, par value $.01 per share, of Holdings (the "CURRENT ACQUISITION") pursuant to a Preferred Stock Purchase Agreement dated as of the date hereof by and among Holdings, the Company, Dr. Michael J. Hartnett and Purchaser (the "PURCHASE AGREEMENT");

            WHEREAS, Purchaser together with its affiliates and certain of their limited partners intend on holding the shares of capital stock of Holdings acquired in the Prior Acquisitions and the Current Acquisition (the "WHITNEY SHARES") as a long-term investment and, in connection therewith, wish to assist the Company in executing its business plan and achieving its long-term strategic objectives; and

            WHEREAS, in furtherance of the matters set forth in the preceding paragraph, the Company desires to amend and restate the Original Agreement as set forth herein.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

            1. TERM. This Agreement shall be in effect for an initial term ending on July 31, 2007 (the "TERM"), and shall be automatically extended thereafter on a year to year basis unless the Company or Whitney gives written notice of its desire to terminate this Agreement to the other party 90 days prior to the expiration of the Term or any extension thereof. Notwithstanding the foregoing, this Agreement shall terminate automatically upon the earlier to occur of (i) an Initial Public Offering (as defined below) and (ii) such time that the Minimum Whitney Ownership (as defined in that certain Amended and Restated Stockholders' Agreement (the "STOCKHOLDERS' AGREEMENT") dated on

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even date herewith among Holdings, the Company, Dr. Michael J. Hartnett,
Hartnett Family Investment, L.P., Whitney RBHC Investor, LLC and the Purchaser) is less than 20%. For purposes of this Agreement, the term "INITIAL PUBLIC OFFERING" means the underwritten public offering by either the Company or any of its subsidiaries of its common stock pursuant to a registration statement (other than a registration statement on Form S-8 or S-4 or any successor form thereto) that has been filed under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and declared effective by the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act; PROVIDED, HOWEVER, that for this purpose any offering under Rule 144A under the Securities Act or any similar rule or regulation promulgated under the Securities Act shall not be deemed to be an Initial Public Offering.

            2. SERVICES. Whitney shall perform or cause to be performed such services for the Company and its direct and indirect subsidiaries as directed by the Company's board of directors and agreed to by Whitney, which may include, without limitation, the following:

            (a)   general management consulting services;

            (b) identification, support, negotiation and/or analysis of acquisitions and dispositions;

            (c) support, negotiation and/or analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness;

            (d) finance functions, including assisting in the preparation of financial projections, and monitoring of compliance with financing agreements;

            (e) strategic planning functions, including evaluating major strategic alternatives; and

            (f) other services for the Company and its subsidiaries upon which the Company's board of directors and Whitney agree.

            3.    FEES.

            (a) ADVISORY FEES. As consideration for services rendered hereunder, the Company shall pay to Whitney the following fees and expenses: (i) for each year of the Term (including any extension period), an annual advisory fee of $450,000 (the "ADVISORY FEES"), and (ii) for each year of the Term (including any extension period), all reasonable out-of-pocket fees and expenses incurred by Whitney or any of its affiliates in connection with the provision of services hereunder; PROVIDED, that at such time, if any, that the Whitney Parties (as defined in the Stockholders' Agreement) cease to own any shares of Preferred Stock (as defined in the Purchase Agreement), then the annual Advisory Fees due hereunder from and after such time shall be reduced to $150,000 per year. The annual Advisory Fees shall be payable quarterly in arrears on each March

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31, June 30, September 30 and December 31, or if any such date shall not be a business day, on the next succeeding business day to occur after such date, beginning on September 30, 2002, and ending upon the termination of this Agreement; PROVIDED that in recognition of the fact that the Company has already paid $37,500 in Advisory Fees in respect of the period ending on September 30, 2002, the payment otherwise due on September 30, 2002 shall be reduced by $37,500. All fees and expenses payable under clause (ii) above shall be paid from to time to time upon the request of Whitney (subject to any reasonable documentary requirements of the Company). Upon the termination of this Agreement, the Company shall promptly pay to Whitney any unpaid portion of the annual Advisory Fees to the extent such payment was due and payable prior to such date. Notwithstanding the foregoing, the Company shall not be obligated to pay any portion of the Advisory Fees during the continuation of a "default" or an "event of default" as defined in the Credit Agreement, as defined in the Purchase Agreement.

            (b) OTHER FEES. As further consideration for Whitney agreeing to perform services hereunder, on the date hereof, the Company shall (i) pay to Whitney a fee of $750,000 (the "CLOSING FEE"), and (ii) reimburse all of Purchaser and Whitney's reasonable out-of-pocket expenses (including, but without limitation, fees, charges and disbursements of counsel and consultants) incurred in connection with (A) the preparation, negotiation, execution, delivery and performance of the Purchase Agreement and any other documents relating to the transactions contemplated thereby (including, without limitation, this Agreement) and (B) Whitney's due diligence investigation, which payments shall be made by wire transfer of immediately available funds to an account or accounts designated by Whitney.

            (c) FEES PAID UNDER ORIGINAL AGREEMENT. The Company acknowledges and agrees that all fees paid to Whitney in accordance with the Original Agreement prior to the date hereof (including, without limitation, all closing fees and all prepaid annual advisory fees) were earned by Whitney upon receipt thereof, and such fees shall not be effected in any way by operation of this Agreement or otherwise. Whitney acknowledges that as of the date hereof, there are no fees or expenses due under the Original Agreement and unpaid by the Company to Whitney.

            4. PERSONNEL. Whitney shall provide and devote to the performance of this Agreement such employees, affiliates and agents of Whitney as Whitney shall deem appropriate to the furnishing of the services required. The parties acknowledge and agree that this Agreement shall not create an agency relationship between the Company and Whitney and neither party shall have the authority to bind the other.

            5. LIABILITY. Neither Whitney nor any of its affiliates, members, partners, employees or agents shall be liable to the Company or any of its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from gross negligence, willful misconduct or bad faith on the part of Whitney, its affiliates, members, partners, employees or agents acting within the scope of their employment or authority.

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            6.    INDEMNITY. The Company and its subsidiaries shall defend,
indemnify and hold harmless Whitney, its affiliates, members, partners, employees and agents from and against any and all loss, liability, damage, or expenses arising from any claim (a "CLAIM") by any person with respect to, or in any way related to, the performance of services contemplated by this Agreement (including attorneys' fees) (collectively, "CLAIMS") resulting from any act or omission of Whitney, its affiliates, members, partners, employees or agents, other than for Claims which shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by Whitney, its affiliates, members, partners, employees or agents. The Company and its subsidiaries shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company, and/or any of its subsidiaries and any of Whitney, its officers, directors, affiliates, members, partners, employees or agents or in which any of Whitney, its affiliates, members, partners, employees or agents may be impleaded with others upon any Claim or Claims, or upon any matter, directly or indirectly, related to or arising out of this Agreement or the performance hereof by Whitney, its affiliates, members, partners, employees or agents, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by Whitney, its affiliates, members, partners, employees or agents acting within the scope of their employment or authority, then Whitney shall reimburse the Company for the costs of defense and other costs incurred by the Company.

            7. NOTICES. All notices or other communications required or permitted by this Agreement shall be effective upon receipt and shall be in writing and delivered personally or by overnight courier, or sent by facsimile, as follows:

            TO THE COMPANY, TO:

            Roller Bearing Holding Company, Inc.
            60 Round Hill Road
            Fairfield, Connecticut  06430
            Attention: Dr. Michael J. Hartnett, C.E.O.
            Telecopy No.:(203) 256-0775

            WITH A COPY (WHICH  SHALL NOT CONSTITUTE NOTICE TO THE COMPANY), TO:

            McDermott, Will & Emery
            50 Rockefeller Plaza
            New York, New York  10020
            Attention: C. David Goldman, Esq.
            Telecopier No.: (212) 547-5444

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            TO WHITNEY, TO:

            Whitney & Co.
            177 Broad Street
            Stamford, Connecticut  06901
            Attention:Michael R. Stone
                      Ransom A. Langford
                      Kevin Curley
            Telecopy No.:(203) 973-1422

            WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE TO WHITNEY), TO:

            Kirkland & Ellis
            153 East 53rd Street
            New York, New York  10022
            Attention:Frederick Tanne, Esq.
            Telecopy No.:(212) 446-4900

            8. ASSIGNMENT. No party hereto may assign any obligations hereunder to any other party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that, notwithstanding the foregoing, Whitney may assign its rights and obligations under this Agreement to any of its affiliates without the consent of the Company.

            9. SUCCESSORS. This Agreement and all the obligations and benefits hereunder shall inure to the successors and assigns of the parties hereto.

            10. COUNTERPARTS. This Agreement may be executed and delivered by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute but one and the same agreement.

            11. ENTIRE AGREEMENT; MODIFICATION; GOVERNING LAW. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions hereof shall be binding upon any party hereto unless approved in writing by an authorized representative of such party. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

                                         * * *

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            IN WITNESS WHEREOF, the parties have executed this Amended and
Restated Management Services Agreement as of the date first written above.

                                       ROLLER BEARING COMPANY OF AMERICA, INC.

                                       By: /s/ Michael J. Hartnett
                                          --------------------------------------
                                       Name: Michael J. Hartnett
                                       Title: President


                                       WHITNEY & CO.


                                       By: /s/ Ranson Langford
                                          --------------------------------------
                                       Name: Ranson Langford
                                       Title: